Exhibit 10.5

November 29, 2005

SILVER LINKAGE HOLDINGS LTD.

Address: Unite F., 26/F., CNT Tower

338 Hennessy Road, Wanchai, HK

RE:    Consulting contract between Cosimo J. Patti and SILVER LINKAGE HOLDINGS LTD.

Dear Lily:

Thank you again for the opportunity to work with SILVER LINKAGE HOLDINGS LTD. .

Per our discussion with Tony on Sunday November 20th, 2005, below is an outline of some of the items that we discussed.  This is a partial list that will evolve over time. I will list in order what we discussed/agreed to.

They are as follows:

•

Create a consulting group for SILVER LINKAGE HOLDINGS LTD. .

This group will be responsible for assisting existing or new pharmaceutical companies (initially) that need structure to continue a growth pattern similar to SILVER LINKAGE HOLDINGS LTD. .

•

This function will be based out of Hong Kong for the reasons of cost to the underlying companies and the ease of meeting in a logistical place.

•

Review companies that wish to emulate the success of  SILVER LINKAGE HOLDINGS LTD.  This will give SILVER LINKAGE HOLDINGS LTD. .  The ability to access the company for either a potential purchase and/or partnership with SILVER LINKAGE HOLDINGS LTD. .

•

Establish a series of “best practices” for reviewing and assisting these underlying companies that will be fee based.

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Page Two

•

Establish an ongoing dialogue and business model with SILVER LINKAGE HOLDINGS LTD. ‘s partners for added revenue and/or business with these underlying companies.

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Legal

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Investor relations

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Investment Banking

•

Work with senior management on a continual basis to assist them in whatever their needs may be.  An example would be to meet with existing clients or help solicit new business for SILVER LINKAGE HOLDINGS LTD. .

•

Develop a fee based model that will generate revenues from both the underlying clients, as well as the partners that would support the consulting services model.

•

Develop a global model that would permit SILVER LINKAGE HOLDINGS LTD. . To expand its offering on a much broader global scale.

As agreed, the fee that we discussed and agreed upon is $1,000.00 per day for the consulting services on behalf of SILVER LINKAGE HOLDINGS LTD.  . this is a reduction for the previously agreed free of $1,300.00 per day.

This consultant agreement is in effect as of December 1st, 2005 and guarantees at least 10 working days per month actively pursuing the objectives and goals of SILVER LINKAGE HOLDINGS LTD.  as outlined in the aforementioned bullets.  This will be for a period of two years, which is commissariat with my threes year board appointment.

All terms of payment will continue based on a billing cycle on the first of each month.  In addition any normal business expenses will be submitted and approved in advance in accordance with the policies of SILVER LINKAGE HOLDINGS LTD. .

I am very proud to be part of the team and look forward to a mutually rewarding relationship as we work together in building SILVER LINKAGE HOLDINGS LTD. into one of the finest pharmaceutical companies in the world.

Sincerely,

/s/ Cosimo J. Patti

Cosimo J. Patti

President

(201) 669-7993 (Phone)

(201) 461-4394 (Fax)

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